                                   EXHIBIT 11
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                   Three Months Ended                     Six Months Ended
                                                          ------------------------------------   -----------------------------------
                                                           March 31, 1997      March 31, 1998     March 31, 1997     March 31, 1998
                                                          -----------------   ----------------   ----------------   ----------------
1.      Net income......................................  $       2,276,000   $      2,086,000   $      4,549,000   $      4,400,000
                                                          =================   ================   ================   ================

2.      Weighted average common shares outstanding......          4,850,524          4,966,996          4,873,632          4,951,876

3.      Basic earnings per share........................  $            0.47   $           0.42   $           0.93   $           0.89
                                                          =================   ================   ================   ================

4.      Weighted average common shares outstanding......          4,850,524          4,966,996          4,873,632          4,951,876

5.      Potential common stock due to dilutive effect of
        stock options...................................            134,109            199,667            129,796            202,053
                                                          -----------------   ----------------   ----------------   ----------------

6.      Total weighted  average common shares and  equivalents  outstanding  for diluted earnings
        per share computation...........................          4,984,633          5,166,663          5,003,428          5,153,929
                                                          =================   ================   ================   ================

7.      Diluted earnings per share......................  $            0.46   $           0.40   $           0.91   $           0.85
                                                          =================   ================   ================   ================





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